ASSET PURCHASE AGREEMENT


                                 by and between


                                LOEWENSTEIN, INC.


                                       and


        STUART-CLARK, INC., STUART-CLARK OFFICE FURNITURE DIVISION, INC.,
                      AND STUART-CLARK MANUFACTURING, INC.

                                  June___, 2000


                                                        iii

                                                 TABLE OF CONTENTS

                                                     ARTICLE 1
                                               NATURE OF TRANSACTION

Section 1.1 Purchase and Sale ..............................................   1
Section 1.2 Description of Assets ..........................................   1
Section 1.3 Retained Assets ................................................   3
Section 1.4 Transfer of Assets .............................................   3
Section 1.5 Purchase Price .................................................   4
Section 1.6 Payment of Purchase Price ......................................   4
Section 1.7 Assumption of Certain Liabilities ..............................   4

                                                     ARTICLE 2
                                          REPRESENTATIONS AND WARRANTIES
                                                     OF SELLER

Section 2.1 Corporate Status of Seller ....................................    5
 (a)  Domicile, Powers and Qualification ..................................    5
 (b)  Authorization and Binding Effect ....................................    5
Section 2.2 No Breach .....................................................    6
Section 2.3 Seller's Books and Records; Financial Statements ..............    6
Section 2.4 Title to Property .............................................    6
Section 2.5 Leased Property ...............................................    7
Section 2.6 Contracts and Agreements ......................................    7
Section 2.7 Insurance .....................................................    8
Section 2.8 Tax Matters ...................................................    8
Section 2.9 No Finders ....................................................    8
Section 2.10 Special Taxes and Assessments ................................    8
Section 2.11 Compliance With Law; Permits .................................    8
Section 2.12 ERISA Matters ................................................    9
Section 2.13 Actions Since December 31, 1999 ..............................    9
Section 2.14 Location and Condition of Inventory and Equipment ............   10
Section 2.15 Accounts Receivable ..........................................   10
Section 2.16 Patents and Trademarks .......................................   10
Section 2.17 Customers and Suppliers ......................................   10
Section 2.18 Litigation ...................................................   11
Section 2.19 Product Warranties ...........................................   11
Section 2.20 Government Approval ..........................................   11
Section 2.21 Entities Owned by Seller .....................................   11
Section 2.22 All Material Assets Conveyed .................................   11
Section 2.23 Adverse Conditions ...........................................   11
Section 2.24 Exhibits .....................................................   11

                                                     ARTICLE 3
                                      REPRESENTATIONS AND WARRANTIES OF BUYER

Section 3.1 Corporate Status of Buyer .....................................   12
Section 3.2 No Consents Required ..........................................   12
Section 3.3 No Finders ....................................................   12

                                                      ARTICLE 4
                                                 COVENANTS OF SELLER

Section 4.1 Recent of Inspection; Access to Information; Reliance .........   12
Section 4.2 Operation of Business .........................................   12
Section 4.3 Preservation of Business ......................................   13
Section 4.4 Operation and Notification ....................................   13
Section 4.5 Consents ......................................................   13
Section 4.6 Continuation of Employees .....................................   13
Section 4.7 Change of Names ...............................................   13
Section 4.8 Cooperation ...................................................   13
Section 4.9 Further Assurances ............................................   13
Section 4.10 Tax Matters ..................................................   14
Section 4.11 Adverse Actions ..............................................   14
Section 4.12 Negotiations .................................................   14

                                                     ARTICLE 5
                                                COVENANTS OF BUYER

Section 5.1 Payment of Liabilities Assumed ................................   15
Section 5.2 Confidentiality ...............................................   15
Section 5.3 Further Assurances ............................................   15
Section 5.4 Tax Matters ...................................................   15
Section 5.5 Operation and Notification ....................................   15


                                                      ARTICLE 6
                                                     THE CLOSING

Section 6.1 Time and Place of Closing .....................................   16
Section 6.2 Closing Date ..................................................   16
Section 6.3 Conditions to the Obligations of Buyer ........................   16
 (a)Correctness of Representations and Warranties Compliance ..............   16
 (b)Financing .............................................................   16
 (c)Approvals and Consents ................................................   16

 (d Due Diligence; Exhibits ...............................................   16
 (e) Employment Agreements ................................................   17
 (f) Non-Competition and Non-Solicitation Agreement
                                                                              17
 (g)Purchase of WinsLoew Furniture, Inc. Equity ...........................   17
 (h)Satisfaction of Buyer and Its Counsel .................................   17
 (i)No Material Adverse Change ............................................   17
 (j)Consent of Landlord to Remove Assets ..................................   17
Section 6.4 Conditions of Obligations of Seller ...........................   17
 (a)Correctness of Representations and Warranties; Compliance .............   18
 (b)No Proceedings ........................................................   18
 (c)Approvals and Consents ................................................   18
Section 6.5 Deliveries By Seller ..........................................   18
Section 6.6 Deliveries By Buyer ...........................................   19


                                                      ARTICLE 7
                                                  INDEMNIFICATION

Section 7.1 Indemnification by Seller .....................................   19
Section 7.2 Notice to Seller ..............................................   20
Section 7.3 Indemnification By Buyer ......................................   20
Section 7.4 Notice to Buyer ...............................................   20
Section 7.5 Deadline for Indemnification Claims ...........................   20
                                                      ARTICLE 8
                                                     TERMINATION

Section 8.1 Termination of This Agreement .................................   21
Section 8.2 Notice of Termination .........................................   21
Section 8.3 Effect of Termination .........................................   21

                                                      ARTICLE 9
                                                    MISCELLANEOUS

Section 9. 1 Expenses .....................................................   21
Section 9.2 Risk of Loss ..................................................   21
Section 9.3 Transfer Taxes ................................................   22
Section 9.4 Notices .......................................................   22
Section 9.5 Table of Contents; Captions ...................................   23
Section 9.6 Incorporation of Appendices and Exhibits ......................   23
Section 9.7 Entire Agreement and Amendment ................................   23
Section 9.8 Severability ..................................................   23
Section 9.9 Successors and Assigns ........................................   23
Section 9.10 Governing Law ................................................   23

Section 9.11 Counterparts .................................................   24
Section 9.12 Attorneys Fees ...............................................   24
Section 9.13 Public Announcements .........................................   24
Section 9.14 Survival .....................................................   24
Section 9.15 Bulk Sales Laws ..............................................   24
Section 9.16 Arbitration ..................................................   24

                                                  INDEX TO EXHIBITS

Exhibit 1.2(a) .....    Assigned Leases
Exhibit 1.2(b) .....    Equipment
Exhibit 1.2(e) .....    Bank Accounts
Exhibit 1.2(g) .....    Assigned Contracts
Exhibit 1.2(j) .....    Intellectual Property
Exhibit 1.2(q) .....    Vehicles
Exhibit 1.6 ........    Escrow Agreement
Exhibit 1.7 ........    Other Assumed Liabilities
Exhibit 1.8(a) .....    March 31, 2000 Minimum Net Asset Value Calculation Sheet
Exhibit 2.3(a) .....    Reviewed Financial Statements
Exhibit 2.3(b) .....    Interim Financial Statements
Exhibit 2.4 ........    Permitted Encumbrances
Exhibit 2.5 ........    Assignment Restrictions - Leases
Exhibit 2.6 ........    Assignment Restrictions - Contracts
Exhibit 2.11 .......    Compliance With Laws
Exhibit 2.13 .......    Actions Since December 31, 1999
Exhibit 2.15 .......    Accounts Receivable
Exhibit 2.17 .......    Customers and Suppliers
Exhibit 2.18 .......    Litigation
Exhibit 2.19 .......    Product Warranties
Exhibit 2.21 .......    Entities Owned By Seller
Exhibit 4.10 .......    Purchase Price Allocation Sheet
Exhibit 6.3(a) .....    Seller's Certificate
Exhibit 6.3(e) .....    Employment Agreements
Exhibit 6.3(f) .....    Non-Competition and Non-Solicitation Agreement
Exhibit 6.3(g) .....    Shareholders Agreement
Exhibit 6.3(h) .....    Seller's Counsel's Opinion Letter
Exhibit 6.4(a) .....    Buyer's Certificate

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (the "Agreement") is made as of the ___ day of June, 2000, by and among, STUART-CLARK, INC., STUART-CLARK OFFICE FURNITURE DIVISION, INC., AND STUART-CLARK MANUFACTURING, INC., North Carolina corporations (individually and collectively "Seller", and the three corporations shall jointly and severally share all rights and liabilities under this Agreement), and LOEWENSTEIN, INC. ("Buyer").

WITNESSETH:

WHEREAS, Seller is engaged in the business (the "Business") of manufacturing and selling lodging and office furniture at its principal place of business in Davidson County, North Carolina; and

WHEREAS, Seller desires to transfer all or substantially all of its assets used or useful in the Business to Buyer in exchange for cash and the assumption by Buyer of certain specified liabilities of Seller as herein provided; and

WHEREAS, Buyer desires to acquire such assets and assume such liabilities of Seller, all as hereinafter more fully set forth;

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto mutually covenant and agree as follows:

ARTICLE 1
NATURE OF TRANSACTION

Section 1.1 Purchase and Sale. On the basis of the representations and warranties and subject to the terms and conditions set forth in this Agreement, Seller agrees to sell, convey, transfer, assign, set over and deliver to Buyer, and Buyer agrees to buy from Seller, the Assets (as hereinafter defined) for the purchase price specified in Section 1.5 hereof and payable in accordance with
Section 1.6 hereof.

Section 1.2 Description of Assets. On the terms and subject to the conditions herein expressed, Seller agrees to sell, convey, transfer, assign, set over and deliver to Buyer on the Closing Date (as hereinafter defined), and Buyer agrees to buy from Seller, the following assets of Seller, whether owned jointly or severally (hereinafter collectively referred to as the "Assets", all free and clear of any and all liens, claims, charges, encumbrances or rights of consent of any nature whatsoever (other than Permitted Encumbrances, as hereinafter defined):


(a) all interests of Seller under the leases and other rental agreements listed or described on Exhibit 1.2(a) hereto (collectively, the "Assigned Leases" (the real and personal property subject to the Assigned Leases is hereinafter referred to collectively as the "Leased Property");

(b) all machinery, equipment, furniture, vehicles, tools, handling equipment, and other fixed assets and tangible personal property used or usable in the Business, including, without limitation, those items listed or described on
Exhibit 1.2(b) hereto (collectively, the "Equipment");

(c) all inventories of raw materials, work-in-process and finished goods, packaging, printed materials and supplies, in possession of Seller or suppliers inventories (including, without limitation, parts, maintenance and operating supplies, and spare parts for machinery and equipment), wherever located (the "Inventory"), as of the Closing Date;

(d) all right, title and interest of Seller as of the Closing Date in purchase orders for goods and services;

(e) all cash, cash equivalents and bank accounts of Seller as of the Closing Date, which bank accounts are listed on Exhibit 1.2(e) hereto;

(f) all right, title, and interest of the Seller in its trade accounts receivable, intercompany receivables, and all other receivables, credits, and refunds as of the Closing Date;

(g) all right, title and interest of Seller under the contracts and other agreements listed or described on Exhibit 1.2(g) hereto (collectively, the "Assigned Contracts");

(h) all right, title and interest of Seller in and to all certificates of occupancy and other licenses, permits and authorizations of governmental or quasi governmental agencies and authorities or private parties relating to the distribution, use, operation or enjoyment of the Assets;

(i) all claims of Seller against third parties relating to the Assets or the Business;

(j) all right, title and interest of Seller in and to all patents, copyrights, trademarks, servicemarks, trade names, trade styles, brand names and other intangible property used in connection with the Business, and all designs, plans, specifications, renderings, drawings, models, prototypes, methods and processes relating to the products and services offered by the Seller including, without limitation, those items listed or described on Exhibit 1.2(j) hereto;

(k) all right, title and interest of Seller in and to all bonds or deposits made by Seller or its predecessors (or its agents) with any governmental agency or authority or with any utility company or third party relating to the distribution, use, operation or enjoyment of the Assets;


(l) all right, title and interest of Seller in and to all prepaid rentals and other prepaid expenses arising from payments made by Seller in connection with the Business on or prior to the Closing Date for goods and services, including, without limitation, insurance premium refunds or returns;

(m) (i) originals or, at Seller's option, true and correct copies of all personnel records of those employees of Seller to be employed by Buyer following the Closing, marketing studies, customer lists, customer files, customer purchase orders, customer materials, art works, supplier files, dealer files, sales agent and manufacturers' representatives files, credit files, credit data, appraisals, valuations, and consulting studies and all other books, records, reports, ledgers, files, documents, data, information, correspondence and lists relating to the Business, the Assets or the Assumed Liabilities (as hereinafter defined) (all of the foregoing being hereinafter collectively referred to as the "Records"), and (ii) all printed and other advertising, sales and promotional materials, catalogues, stationery, office supplies, product descriptions, printing plates, forms and other similar supplies and materials, and all computer programs, computer software, computer manuals, flowcharts, printouts, data files, program documentation and all other related materials relating to the Business, the Assets or the Assumed Liabilities and all copies of each hereof;

(n) any insurance proceeds paid or payable to Seller on or after the date hereof pursuant to any contract of insurance as a result of damage to or loss of any of the assets owned or operated by Seller that are to be, or in the absence of loss would otherwise have been, sold to Buyer hereunder (other than the amounts paid or payable to Seller as reimbursement for amounts actually paid by Seller for repair or replacement of such assets), or as a result of damage or loss with respect to or interruption of the operation of the Business, the purpose of this provision being to assure that Buyer receives the insurance proceeds otherwise payable to Seller intended to make Seller whole on account of any damage or loss to the assets being, purchased by Buyer occurring on or prior to the Closing Date, or damage or loss to or interruption of the operations of the Business subsequent to the Closing Date;

     (o) all goodwill associated with the Business; and,

     (p) any and all other assets relating to the Business, tangible and intangible, except the Retained Assets (as hereinafter defined).

     (q)the vehicles described in Exhibit 1.2(q) which Buyer agrees to sell to certain individual owners or employees of the Seller at the amounts stipulated in Exhibit 1.2(q).

     Section 1.3 Retained Assets. On and after the Closing Date, Seller shall retain the following assets (collectively, the "Retained Assets"):

     (a)  the  documents  relating  to  Seller's  organization,   existence  and
     qualification to do business; and

(b) the life insurance policies and the underlying cash value of such policies.



Section 1.4 Transfer of Assets. The Assets shall be conveyed to Buyer on and as of the Closing Date, free and clear of all liens, claims, charges, encumbrances or rights of consent of any nature whatsoever (other than Permitted Encumbrances, as hereinafter defined).

Section 1.5 Purchase Price. The total potential consideration to be paid by Buyer for the Assets (the "Purchase Price") shall be Three Million Eight Hundred Thousand United States Dollars (U.S. $3,800,000) to be paid by Buyer as provided in Section 1.6 hereof. In addition, the Assumed Liabilities (as hereinafter defined) shall be assumed by Buyer pursuant to Section 1.7.

Section 1.6 Payment of Purchase Price. Two Million Eight Hundred and Fifty Thousand Dollars ($2,850,000)) of the Purchase Price shall be paid on and as of the Closing Date by the delivery by Buyer to Seller in United States Dollars by means of a wire transfer of immediately available funds, or in such other manner or form as may be mutually satisfactory. Two Hundred and Fifty Thousand Dollars ($250,000)) (the "Escrow Funds") shall be paid on and as of the Closing Date by the delivery by Buyer to Suntrust Bank, Atlanta office, as escrow agent (the "Escrow Agent") pursuant to the terms of the "Escrow Agreement," attached as
Exhibit 1.6. As provided in the Escrow Agreement, the Escrow Funds shall be held in an account (the "Escrow Account") to provide indemnification to the Buyer as provided in Section 7.1 hereof. The Buyer shall also pay to Seller a contingent deferred payment of up to Seven Hundred Thousand Dollars ($700,000) to be paid as follows: For all sales from June 1, 2000 to December 31, 2000, if the Buyer's sale of Seller's products produces up to $5,000,000 net sales on the top line and------ 32% standard gross margin, then Buyer shall pay, on or before January 31, 2001, to Seller $140,000 per $1,000,000 of gross sales up to a maximum of $700,000.

Section 1.7 Assumption of Certain Liabilities. On the Closing Date, Buyer shall not be obligated to assume, and shall not assume, any of the liabilities or obligations of Seller (absolute, accrued, contingent or otherwise), whether existing prior to or as of the Closing Date, or asserted after the Closing Date and relating to events that occurred before the Closing Date, or otherwise, except Buyer shall assume and agrees to pay, perform and discharge, in accordance with their respective terms, the following (collectively referred to herein as the "Assumed Liabilities"):

(a) all obligations of Seller arising in the ordinary course of business under the Assigned Leases or the Assigned Contracts to the extent transferable;

(b) all trade accounts payable, customer deposits and accrued expenses, but not any accrued income or sales taxes or employee related expenses including, but not limited to, withholding taxes, 401(k) withholdings or matching contributions, company payroll taxes, vacation accruals, bonuses, miscellaneous withholdings, or accrued salaries and wages, associated with the Assets of Seller as of the Closing Date arising in the ordinary course of business;

(c) the obligations of Seller as of the Closing Date to fill orders received by Seller in the ordinary course of business (i) for the manufacture and sale of lodging and office furniture, (ii) for the sale of parts, or (iii) for service and maintenance of said furniture or parts; and

(d) the other  obligations  and liabilities of Seller that are listed on Exhibit
1.7 hereto.


Nothing in this Agreement shall be deemed to create any obligation on the part of Buyer to continue the employment of any individual or to create any contract right or entitlement with respect thereto. Buyer shall have no responsibility for any amounts, obligations, liabilities, compensation, severance pay or benefits of any kind or nature due to Seller's employees through the Closing Date or arising as a result of the termination by Seller of any such employees in connection with the transactions contemplated by this Agreement, including, without limitation, any benefits that may arise under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and any and all such liabilities and obligations shall be the sole responsibility of Seller. Seller shall prepare and file all payroll reports and Forms W-2 for its employees through the Closing Date.

Unless expressly stated in this Section 1.7 or in Exhibit 1.7, nothing in this Agreement shall be deemed to create any obligation on behalf of the Buyer with regard to any liabilities arising out of the operation of the Seller's Business or the ownership of the Assets prior to or through the Closing Date of any nature whatsoever, whether known or unknown, direct or indirect, contingent or accrued, matured or unmatured including, but not limited to, claims for violation of any statutes, laws, regulations, rules, ordinances or orders of any authority, whether federal, state or local, tax claims or tax liens, labor relation claims, OSHA related claims, EEOC related claims, employee benefit claims, ERISA related claims, employee claims, environmental, health and safety claims, EPCRA related claims, product warranty, product return and product liability claims for products sold prior to or through the Closing Date, medical, dental and workers' compensation claims, computer software license claims, claims for personal injury, claims for injury to property, claims for breach of contract, claims for compensatory damages, claims for punitive damages, creditor claims, claims by lenders, claims on accounts, claims for unpaid debts, any and all claims by Seller's shareholders, and any and all litigation arising out of the foregoing claims.

All liabilities of the Seller not herein defined as Assumed Liabilities shall hereinafter be referred to as the "Retained Liabilities."

Section 1.8 Minimum Net Asset Value Adjustment to Purchase Price. The Purchase Price shall be subject to an adjustment after Closing pursuant to the following provisions:

(a) As promptly as practicable, but in no event later than 45 business days after the Closing Date, the Buyer shall prepare and deliver to the Seller a balance sheet of the Seller's Business as of the open of business on the Closing Date prepared in accordance with GAAP with no Change in Accounting Principles from those utilized in preparing the Interim Financial Statements including with respect to the nature of accounting in determining the level of reserves or in determining the level of accruals (the "Closing Balance Sheet"), together with a schedule setting forth in reasonable detail the Buyer's good faith calculation of the Minimum Net Asset Value at Closing. The "Minimum Net Asset Value" means the total value of the Assets acquired as of the Closing Date minus the total amount of the Assumed Liabilities as of the Closing Date, and minus the total amount of certain of Seller's Retained Liabilities as of the Closing Date as set forth on Exhibit 1.8(a), as determined by reference to the amounts set forth on the face (but not the notes) of the Closing Balance Sheet. The method of calculation of the Minimum Net Asset Value should be consistent with the method of calculation for the minimum net asset value as of March 31, 2000 found on
Exhibit 1.8(a).

(b) The Buyer and its accountants shall permit the Seller and its representatives to have full access to the books, records and other documents (including work papers) pertaining to or used in connection with preparation of the Closing Balance Sheet and the Buyer's calculation of the Minimum Net Asset Value at Closing and provide the Seller and its representatives with copies thereof (as reasonably requested by the Seller). If the Seller disagrees with the Buyer's calculation of the Minimum Net Asset Value as set forth on the schedule attached to the Closing Balance Sheet or with any other aspect of the Closing Balance Sheet for any purpose under this Agreement, the Seller shall notify the Buyer in writing of such disagreement (the "Objection Notice") (such Objection Notice setting forth the basis for such disagreement in reasonable detail) within 15 business days after the Buyer's delivery of the Closing
Balance Sheet to the Sellers. The Buyer and the Seller thereafter shall negotiate in good faith to resolve any such disagreements with respect to the computation of the Minimum Net Asset Value or any other aspect of the Closing Balance Sheet. If the Buyer and the Seller are unable to resolve any such disagreements within 15 business days after the delivery of the Objection Notice to the Buyer by the Seller, the Buyer and the Seller shall submit the dispute to a so-called "big four" public accounting firm (or a successor thereto) jointly selected by the Buyer and the Seller (the "Accountant") for resolution; and at the time of such submission, the Buyer and the Seller shall each disclose to the other any professional relationships by and between the Seller and the Buyer and its shareholders, directors, and officers, and any such "big four" accounting firms during the three (3) year period immediately prior to Closing. If the Buyer and the Seller are unable to agree upon the Accountant, the Accountant shall be a so-called "big four" accounting firm (or a successor thereto) selected by lot (after the Buyer and the Seller each exclude one such accounting firm). The Buyer and the Seller agree to release the Accountant from any and all claims or liabilities for any services performed by the Accountant in resolving any dispute concerning the computation of Minimum Net Asset Value.


(c) The Buyer and the Seller shall use their respective best efforts to cause the Accountant to resolve all disagreements with respect to the Minimum Net Asset Value or otherwise with respect to the Closing Balance Sheet as soon as practicable, but in any event shall direct the Accountant to render a determination within 30 days of its retention. The Accountant shall consider only those items and amounts in the Closing Balance Sheet which are identified in the Objection Notice as being items which the Buyer and the Seller are unable to resolve. In resolving any disputed item, the Accountant may not assign a value to any item greater than the greatest value for such item claimed by either party or less than the smallest value for such item claimed by either party. The Accountant's determination shall be based solely on presentations by the Buyer and the Seller (i.e., not on independent review), and on the definition of Minimum Net Asset Value included herein. The determination of the Accountant shall be conclusive and binding upon the Seller and the Buyer and constitute the Minimum Net Asset Value for purposes of this Agreement. The Accountant's expenses shall be borne equally by the Buyer and Seller.

(d) Upon the final determination of the Minimum Net Asset Value, if the Minimum Net Asset Value is less than $1,150,000.00, the Seller shall pay the amount of any such deficiency to the Buyer no later than three business days after the final determination of the Minimum Net Asset Value, by wire transfer of immediately available funds to an account designated by the Buyer in writing; and any payment made pursuant to this provision shall be treated by the Buyer and the Seller as an adjustment to the Purchase Price.


ARTICLE 2
REPRESENTATIONS AND WARRANTIES
OF SELLER


Seller represents and warrants to and covenants with Buyer and its successors and assigns as follows:

Section 2.1 Corporate Status of Seller.

(a) Domicile, Powers and Qualification. Seller is a corporation duly organized, legally and validly existing, and in good standing under the laws of North Carolina with full power and authority (corporate, governmental or otherwise) necessary to own its properties and conduct its business as it now exists or is being conducted and to enter into this Agreement and the transactions contemplated hereby.

(b) Authorization and Binding Effect. All requisite corporate action required to be taken by Seller or its shareholders to authorize the execution and delivery of this Agreement and the transactions contemplated hereby have been taken, and this Agreement constitutes a valid and binding agreement enforceable against Seller in accordance with the terms and subject to the conditions hereof.


Section 2.2 No Breach. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) conflict with or result in the breach of any provision of the Articles of Incorporation or Bylaws of Seller, (ii) except as disclosed on any Exhibit to this Agreement, constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) in the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement or other material instrument or obligation to which Seller is a party or by which Seller or the Assets is bound, or (iii) violate any judgment, order, injunction, decree, statute, rule or regulation applicable to Seller or the Assets.

Section 2.3 Seller's Books and Records; Financial Statements. The books and records of Seller have been regularly kept and maintained on the accounting basis used by Seller for income tax purposes, and such books and records fairly and accurately reflect, in all material respects, the transactions of Seller to which either it is a party or by which its properties are bound; Seller's books and records are maintained at its principal place of business in Davidson County, North Carolina, and no portion of Seller's records, systems, controls, data or information is recorded, stored, maintained, operated or otherwise wholly or partly held by a means (electronic, mechanical, computerized or otherwise) not under the exclusive ownership and control (including all means of access) of Seller.

Seller has furnished Buyer with copies of reviewed, but not audited, financial statements of Seller through the period ended December 31, 1999 (the "Reviewed Financial Statements"). The Reviewed Financial Statements are attached hereto as
Exhibit 2.3(a). Since December 31, 1999, there has not been any material adverse change in the financial condition, business, properties or results of operations of Seller. The Seller has also furnished Buyer with copies of internally generated monthly financial statements (the "Interim Financial Statements) attached as Exhibit 2.3(b). The Interim Financial Statements are in accordance with the books and records of Seller, present fairly the financial condition of Seller at March 31, 2000, and the results of operations for the three month period covered thereby, and have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with that of the Reviewed Financial Statements. At March 31, 2000, Seller had no liabilities which are required under generally accepted accounting principles to be shown or provided for and are not fully shown or provided for in the Interim Financial Statements .


Section 2.4 Title to Property. Except as set forth on Exhibit 2.4 hereto, Seller is the owner, or with respect to the Leased Property, the lessee, of the Assets being transferred hereunder, and has good and marketable title to all such Assets (other than the Leased Property) and good and defensible title to the Leased Property, free and clear of any mortgage, security interest, easement, covenant, lien, charge or other encumbrance, other than the Permitted Encumbrances (as hereinafter defined). Upon Seller's transfer and sale of such Assets to Buyer pursuant to this Agreement, Buyer will have good and marketable title to all of such Assets (other than the Leased Property) and good and defensible title to the Leased Property, free and clear of any mortgage, security interest, easement, covenant, lien, charge or other encumbrance, except as set forth on Exhibit 2.4 hereto (all of which exceptions shall hereinafter be collectively referred to as the "Permitted Encumbrances"). Except as disclosed in Exhibit 1.2(a) hereto, Seller does not hold or use any of the Assets pursuant to any lease, conditional sales contract, franchise or license.

Section 2.5 Leased Property. Exhibit 1.2(a) hereto sets forth as of the date hereof a list of all leases under which Seller is lessee of any of the Assets, and Seller has furnished to Buyer complete and correct copies of all such, leases (including all amendments thereto). All such leases are valid, binding and in full force and effect against Seller, are valid, binding and in full force and effect against the respective lessors and, except as set forth on
Exhibit 1.2(a), have not been amended or modified. Seller is not in default, and no notice of alleged default has been received by Seller, under any such leases, no lessor is in default or alleged to be in default thereunder, and there exists no condition or event which, after notice or lapse of time or both, would constitute a default by Seller. Seller warrants that it shall make all payments required to be paid and perform in all material respects all acts which are required to be performed by Seller pursuant to such leases prior to Closing. Seller does not know or have reason to know of any cancellations or terminations, or threats to cancel, terminate or not renew or extend any such lease by any other party thereto. Except as set forth in Exhibit 2.5 hereto, the rights of Seller under all such leases are assignable by Seller on the same terms, conditions and rentals as now apply to Seller, without the consent of any other party.

Section 2.6 Contracts and Agreements. Exhibit 1.2(g) hereto sets forth a list of all contracts or other agreements (other than those listed on Exhibit 1.2(a)) relating to the Business to which Seller is a party or by which Seller or any of the Assets is or may become bound, and

Seller has furnished to Buyer complete and correct copies of all such contracts or other agreements (including all amendments thereto). All contracts or other a agreements referred to in Exhibit 1.2(g) hereto are valid, binding and in full force and effect against Seller, are valid, binding and in full force and effect against the other parties thereto, and, except as set forth on Exhibit 1.2(g) hereto, have not been amended or modified. Seller is not in default, and no notice of alleged default has been received by Seller, under any of such contracts or other agreements, to the best of Seller's knowledge no other party thereto is in default or alleged to be in default thereunder, and there exists no condition or event which, after notice or lapse of time or both, would constitute a default by any party thereto. Seller warrants that it shall make all payments required to be paid and perform all acts which are required to be performed by Seller pursuant to such contracts or other agreements prior to Closing. Except as set forth on Exhibit 2.6 hereto, all such contracts or other agreements are assignable by Seller on the same terms and conditions as now apply to Seller without the consent of any other party thereto. As used in this Agreement, "contracts or other agreements" shall mean all contracts, agreements, purchase orders, franchises, commitments, leases, licenses, mortgages, notes, bonds, indentures, loans or other instruments.

Section 2.7 Insurance. Seller's insurance policies are in full force and effect and will remain in effect through the Closing Date.

Section 2.8 Tax Matters. For all periods prior to the date of this Agreement and through the Closing Date, to the best of Seller's knowledge, all Federal, state, and local taxes due from or with respect to Seller have been timely and fully paid.

Section 2.9 No Finders. No finder or any agent, broker or other person acting pursuant to Seller's authority is entitled to make any claim against Buyer for any commission or finder's fee in connection with the transactions contemplated by this Agreement, except that Buyer shall be responsible for the payment of any broker or finder's fee charged by Mann, Armistead & Epperson.

Section 2.10 Special Taxes and Assessments. No special taxes or assessments have been levied against the Assets and not paid, and to the best of Seller's knowledge, none are pending, contemplated or threatened.


Section 2.11 Compliance With Law; Permits. Set forth on Exhibit 2.11 hereto are all judicial, administrative or regulatory judgments, decrees, orders or injunctions issued specifically for the purpose of governing, directing or restriction the conduct of the Business by Seller. Seller is not now, nor at the Closing will be, in violation of (i) any applicable judgment, order, injunction, award or decree relating to the Business or (ii) any federal, state or local law, statute, ordinance, code, rule or regulation or any other requirement of any governmental body, court or arbitrator (collectively "Laws") which is applicable to the Business (including, without limitation, the Federal Occupational Safety and Health Act of 1970, as amended, and the rules and regulations issued thereunder, and Laws relating to matters of environmental protection or hazardous waste disposal). Seller has remedied or caused to be remedied all violations of any such Laws that had been brought to the attention of Seller pursuant to a claim by any governmental agency, inspector, employee or other person except those violations being contested in good faith by Seller.
There are not now pending, nor have there been pending at any time any such contests by Seller, regardless of the outcome or disposition thereof, except as may be described and set forth on Exhibit 2.11 hereto. To the extent that any such contests are now pending, Seller warrants that an adverse determination thereof shall not have an adverse material effect on the Assets or the conduct of the Business. Except as set forth on Exhibit 2.11 hereto, all permits, licenses, certificates of occupancy, orders or approvals of any federal, state, local or foreign governmental or regulatory body that are material to or necessary in the conduct of the Business as presently operated by Seller have been obtained by Seller and are in full force and effect, except to the extent that the failure to obtain such permits, licenses, certificates of occupancy, orders or approvals would not have a material adverse effect on the Assets or the Business. Except as set forth on Exhibit 2.11 hereto, Seller has furnished to Buyer true and complete copies of all permits, licenses, certificates of occupancy, orders or approvals of any federal, state, local or foreign governmental or regulatory body (collectively, the "Permits") referred to therein and, except as set forth on Exhibit 2.11 hereto, to the best of Seller's knowledge, (a) all such Permits are in full force and effect, with no violations having been reported in respect of any such Permit, and (b) no proceeding is pending or threatened to revoke limit, cancel or not extend or renew any such Permit. Except as set forth on Exhibit 2.11 hereto, all of the Permits are assignable by Seller on the same terms and conditions as now apply to Seller, without the consent of any other party. Seller warrants that it shall make all payments and perform all acts which may be required to be paid or performed pursuant to all Laws and Permits applicable to the Business prior to Closing. There has been no adverse material change in the qualifications, limitations or restrictions imposed by such Laws and Permits on the operation of the Business since.

Section 2.12 ERISA Matters. None of the Assets are subject to a lien pursuant to
Section 302(f) or Section 4068 of ERISA and no event has occurred which could subject any of the Assets to any such lien. Neither Seller nor any affiliate of Seller has engaged in any transaction or is a successor to or parent corporation of any party which has engaged in any transaction which could subject it to liability under Section 4069 of ERISA.

Section 2.13  Actions  Since  December 31, 1999.  Except as set forth in Exhibit
2.13 hereto, since December 31, 1999 Seller has not: (i) incurred or agreed to incur any obligations or liabilities, except obligations or liabilities in the ordinary course of business or under contracts, leases, documents and transactions listed in the Exhibits hereto, or incurred or agreed to incur any long term debt; (ii) satisfied and discharged any lien, or paid any obligation or liabilities other than liabilities included in the Reviewed Financial Statements, liabilities incurred since December 31, 1999 in the ordinary course of business, and obligations and liabilities under contracts, leases, transactions or documents listed or described in the Exhibits hereto; (iii) declared or paid any distribution or dividend to Seller's shareholders or effected any repurchase or other acquisition of Seller's capital stock; (iv) mortgaged, pledged or subjected to lien or other encumbrance any of its property (except in the ordinary course of business and except possible liens for current state and local property taxes not in default); (v) sold or transferred any of its assets or canceled any debts owing to it or claims owned by it, except in each case in the ordinary course of business; (vi) sold, assigned or granted rights under any patent, trade name, trademark, servicemark, or copyright, or any application therefor; (vii) experienced any labor dispute materially and adversely affecting the business or financial condition of Seller; (viii) waived any rights of material value; (ix) experienced any change in the financial condition or the operations or business of Seller, other than changes in the ordinary course of business, none of which has been materially adverse; (x) reduced or permitted the reduction of inventories of furniture, parts, and supplies other than seasonal reductions consistent with past practice and in the ordinary course of business; (xi) suffered any damage or destruction, whether or not covered by insurance, materially and adversely affecting the properties or business of Seller; or (xii) become aware of any other event or condition of any character pertaining to and materially and adversely affecting, or which may materially and adversely effect, the business or the financial condition of Seller.

Section 2.14 Location and Condition of Inventory and Equipment. All of the Inventory and the Equipment is located at Seller's principal place of business in Davidson County, North Carolina, and is in good operating condition and in a good state of maintenance and repair. The inventory shown in the Interim Financial Statements, all current inventories of Seller, and all inventories hereafter acquired by Seller through the Closing Date and as reflected on the Closing Balance Sheet, consist or will consist generally of items of a quality and quantity usable or saleable in the ordinary and regular course of the Business; the value of obsolete items and of items below standard quality has been written down to realizable market value; and the values at which inventory is carried on the Interim Financial Statements reflect the normal inventory valuation policy of Seller of stating inventory at the lower of cost or market, all in accordance with generally accepted accounting principles. There will be no material changes in the Seller's inventories between the date hereof and the Closing Date, except those changes resulting from purchases in the ordinary and regular course of business and from sales or leasing of inventory in the ordinary and regular course of business consistent with prior years. Seller guarantees Buyer that the inventory is usable in Seller's current product line. Any of Seller's inventory which has not been used upon the expiration of six months from the Closing Date will be disposed of or made available to Seller at Seller's request. To the extent that Buyer does not receive the normal gross margin on such inventory within six months from the Closing Date, the Buyer shall send written notice to the Seller indicating the specific amount of the actual gross margin received by Buyer and the specific amount of deficiency from the normal grossmargin. The Seller shall pay the Buyer the amount of this deficiency within 30 days of the receipt of any notice pursuant to this Section 2.14.

Section 2.15 Accounts Receivable. Except as provided in Exhibit 2.15 hereto, the accounts receivable of Seller as of the date hereof are, and the accounts receivable of Seller on the Closing Date will be, properly accrued on the books of Seller, valid obligations of the respective makers thereof and not subject to any valid offset or counterclaims, freely assignable by Seller to Buyer, and fully collectible in the ordinary course of business. Seller guarantees that neither CIT nor any other factoring company will have a lien on said accounts receivable or any of the other Assets after the Closing Date. Any liens on accounts receivable currently held by factoring companies must be paid in full, satisfied and released on or before the Closing Date.

With respect to accounts receivable reflected on the Closing Balance Sheet (the "Accounts Receivable"), the Seller guarantees the collectibility of the Accounts Receivable in full. The Buyer agrees to use efforts consistent with the Seller's past custom and practice to cause the Buyer to collect all Accounts Receivable, but shall not be obligated to resort to litigation. Any sums payable by account debtors on account of any accounts receivable of such account debtors shall be credited to the earliest invoices of the Seller to such account debtors, unless specifically directed otherwise by the account debtor. Subject to the foregoing, to the extent any Accounts Receivable are unpaid for a period of 90 days after the Closing, the Buyer shall send written notice to the Seller indicating the specific account debtors, the amount of the unpaid invoices representing Accounts Receivable to each such account debtor and the total of all such unpaid Accounts Receivable. The Seller shall pay the Buyer the amount of all such unpaid Accounts Receivable minus any remaining reserve for bad debts included in the Closing Balance Sheet within 30 days of the receipt of any notice pursuant to this Section 2.15 on the condition that the Buyer shall simultaneously assign such unpaid Accounts Receivable (the "Assigned Receivables") to the Seller. Such assignment shall include the right to sue as an assignee of the Buyer. In the event that after such assignment the Buyer receives any payment on the Assigned Receivables, the Buyer shall promptly remit such amount to the Seller. Thereafter, the Seller, as owner of the Assigned Receivables, may take any action the Seller deems necessary to collect the Assigned Receivables and any collections shall be the property of the Seller. The Buyer agrees to cooperate with the Seller in any action the Seller wishes to take to collect the Assigned Receivables consistent with the Seller's past custom and practice. In the event the Buyer does not want to assign any Accounts Receivable to the Seller because it does not want the Seller to initiate collection action thereon, the Seller shall be relieved of any liability under this Section 2.15 with respect to such Accounts Receivable.


28

In the event any Accounts Receivable are subject to a valid dispute by the account debtor and the Buyer wishes to grant a discount on any said Accounts Receivable, the Buyer shall send written notice or notices to the Seller indicating the specific account debtors and the amount of the dispute or discount. The Buyer shall consult with the Seller with respect to the resolution of any dispute and/or the amount of any discount and shall not settle any such dispute or grant any discount without the consent of the Seller, which consent shall not be unreasonably withheld. Where consent is given to the settlement of any dispute and/or the granting of any discount, the Seller shall pay the Buyer the difference between the original amount of the Accounts Receivable and the amount actually received by the Buyer after settlement or discount, with payment to be made within 30 days after the settlement or granting of the discount. Where consent is withheld by the Seller, the Buyer may either assign the Accounts Receivable, or settle the dispute or grant the discount at its own expense and the Seller shall be relieved of any liability under this Section
2.15 with respect to such Accounts Receivable.

Section 2.16 Patents and Trademarks. Seller owns (or possesses adequate and enforceable licenses or other rights to use without payment of royalties) all patents, trade secrets, copyrights, trade names, trademarks, servicemarks, inventions and processes necessary for the conduct of, or use in, the Business; and Seller has not received any notice of conflict with the asserted rights of others or any other notice of any dispute with respect to any license under which Seller is a licensor or licensee or any notice asserting that any of the products or processes infringes upon patents claimed by others or is in conflict with any asserted rights of others. Seller has not granted to any other party any right to use any patent, trade secret, copyright, trade name, trademark, servicemark, or invention. Exhibit 1.2(j) hereto sets forth all U.S. and foreign patents and trademark registrations (and applications therefor), and license agreements under which Seller is licensor or licensee relating to inventions, trade secrets, knowhow, trade names and trademarks. Such registrations, applications and agreements have been furnished to Buyer.


Section 2.17 Customers and Suppliers.  Listed on Exhibit 2.17 hereto are the ten
(10) largest customers (by dollar volume) of Seller in terms of sales for 1999, showing the approximate total sales to each such customer for such year. Also listed on Exhibit 2.17 hereto are the ten (10) largest suppliers (by dollar volume) of Seller in terms of purchases for 1999, showing the approximate total purchases from each such supplier for such year. Except as set forth on Exhibit
2.17 hereto, there has not been any material adverse change in the business relationship of Seller with any customer or supplier listed on Exhibit 2.17 hereto. Except as set forth on Exhibit 2.17 hereto, all sales of products and goods by Seller during 1999 and between December 31, 1999 and the date hereof were made to independent third parties not affiliated with Seller and arose in the ordinary and usual course of business.

Section 2.18 Litigation. Set forth on Exhibit 2.18 hereto is a description of each and every pending or, to Seller's knowledge, threatened judicial or administrative action, suit, litigation, proceeding, or arbitration or governmental investigation (collectively, the "Actions") against or involving Seller which individually or together with any other(s), will have a material adverse effect on the Assets or the Business following the Closing. Except as described on Exhibit 2.18 hereto, Seller does not currently have pending, and is not considering, any litigation or the pursuit of any rights or remedies that may be available against any third parties relating to the Business or the Assets. Seller is not in default with respect to any order, writ, injunction or decree of any Federal, state, local or foreign court, department, agency or instrumentality.

Section 2.19 Product Warranties. There are no written warranties or, to Seller's best knowledge, oral warranties given by Seller applicable to any products sold by Seller except as described on Exhibit 2.19 hereto. Except as set forth in
Exhibit 2.19 hereto, there is no Action pending, or to the knowledge of Seller, threatened against Seller under any warranty, express or implied, with respect to Seller.

Section 2.20 Government Approval. No consent, approval, waiver, order or authorization of, or registration, declaration or filing with, any governmental authority is required in connection with the execution and delivery of this
Agreement by Seller or the consummation by Seller of the transactions contemplated hereby.

Section 2.21 Entities Owned By Seller. Seller does not, directly or indirectly, now own, possess, control or have any direct or indirect ownership or equitable interest in, or participation with, any corporation, limited liability company, partnership, trust, or other business association, except as described on
Exhibit 2.21 hereto.

Section 2.22 All Material Assets Conveyed. The Assets constitute all of the material properties, contracts, licenses, privilege and other assets owned or used by Seller in connection with the operation of the Business.

Section 2.23 Adverse Conditions. Except to the extent disclosed in the Exhibits hereto, there are no presently existing conditions with respect to the Assets or the Business which are known to Seller and which may reasonably be expected to have a material adverse effect on the Assets or the Business or the prospects or conduct thereof by Buyer after the Closing Date.

Section 2.24 Exhibits. No representation or warranty by Seller in this Agreement, the Exhibits attached hereto, or any statement, certificate or schedule furnished or to be furnished to Buyer pursuant hereto, or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of material fact, or omits or will omit to state a material fact necessary to make the statements contained therein not misleading.


ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to and covenants with Seller as follows:

Section 3.1 Corporate Status of Buyer.

(a) Domicile, Powers and Qualification. Buyer is a corporation duly organized, legally and validly existing, and in good standing under the laws of the State of Florida with full power and authority (corporate, governmental or otherwise) necessary to own its properties and conduct its business as it now exists or is being conducted and to enter into this Agreement and the transactions contemplated hereby.

(b) Authorization and Binding Effect. All requisite corporate action required to be taken by Buyer or its shareholders to authorize the execution and delivery of this Agreement and the transactions contemplated hereby have been taken, and this Agreement constitutes a valid and binding agreement enforceable against Buyer in accordance with the terms and subject to the conditions hereof.

Section 3.2 No Consents Required. Buyer has obtained all required consents, if any, of third persons necessary to consummate the transactions contemplated hereby or to make this Agreement and all other documents executed in connection herewith binding, upon Buyer.

Section 3.3 No Finders. No finder or any agent, broker or other person acting pursuant to Buyer's authority is entitled to make any claim against Seller for any commission or finder's fee in connection with the transactions contemplated by this Agreement.

ARTICLE 4
COVENANTS OF SELLER

Seller covenants and agrees with Buyer as follows:

Section 4.1 Right of Inspection; Access to Information; Reliance. At all times during reasonable business hours between the date hereof and the Closing Date, Seller shall make available for examination and inspection by Buyer and its agents any facilities, inventories, other properties, books of account and records, market studies and reports, consultant studies and reports, manufacturers representatives agreements, customer lists, appraisals, valuation studies and reports, contracts, documents, and other materials or information in the possession or control of Seller to the extent that any of such materials or information relates to the Business, the Assets or the Assumed Liabilities.

Section 4.2 Operation of Business. Seller shall conduct the Business diligently and substantially in the same manner as heretofore.

Section 4.3 Preservation of Business. Seller will use its best effort to preserve intact the business organization of Seller, to have available for employment by Buyer on and after the Closing Date (without making any commitment on Buyer's behalf) such of Seller's employees as Buyer shall deem necessary for the continuation of the Business in an orderly and business like manner, and to preserve the business relationships of Seller with its distributors, suppliers, customers, landlords and other third parties, all to the end that the Business and the Assets will be unimpaired at and through the time of Closing.

Section 4.4 Operation and Notification. Between the date hereof and the Closing Date, Seller will not deliberately take any action that would cause any representation or warranty of Seller contained herein to be untrue or incorrect in any material respect. Between the date hereof and the Closing Date, Seller shall give prompt notice to Buyer of any fact, occurrence or matter with respect to which Seller obtains knowledge which would cause any of the representations, warranties or covenants of Seller set forth herein to be untrue or incorrect in any material respect.

Section 4.5 Consents. In each case where the properties, franchises, agreements, leases, contracts or other rights or commitments of Seller are not transferable or assignable to Buyer, or cannot be purchased or assumed by Buyer pursuant to this Agreement, without the consent of another party, Seller shall use its best efforts to obtain, prior to the Closing Date, all such consents of such other party to the transfer to Buyer pursuant to this Agreement of those properties, franchises, agreements, leases, contracts, rights and commitments.

Section 4.6 Continuation of Employees. Seller shall use reasonable efforts to help ensure the employment by Buyer of the four employees of the Business which Buyer wishes to employ.

Section 4.7 Change of Names. On, or within ten (30) days after, the Closing Date, if requested by Buyer, Seller will amend its articles of incorporation, so as to change its name and will thereafter cooperate with Buyer in making its present name available to Buyer in each state in which Seller transacts, or has transacted, business. Buyer acknowledges that Seller may continue indefinitely its corporate existence.

Section 4.8 Cooperation. Between the date hereof and the Closing Date, Seller shall cooperate with Buyer in any dealings with third parties that relate to the Business or the transactions contemplated hereby or in the fulfillment of the conditions precedent to the obligations of the parties hereunder.


Section 4.9 Further Assurances. Upon the reasonable request of Buyer at any time and from time to time after the Closing Date, Seller will forthwith execute and deliver such further instruments of assignment, transfer, conveyance, endorsement, direction or authorization and do all things necessary or proper, as Buyer or its counsel may reasonably request, in order to vest, perfect or confirm, record or otherwise, the right, title and interest of Buyer, its successors and assigns, in and to the Assets and the assignment to, and assumption by Buyer of the Assigned Leases, Assigned Contracts, and Permits, which are to be assigned to, and assumed by, Buyer pursuant to Section 1.7 hereof, or otherwise to consummate and finalize the transactions contemplated herein, including, without limitation, executing and delivering such other documents as may be reasonably calculated to effectuate the intentions of the parties entering into the transactions contemplated by this Agreement.

Section 4.10 Tax Matters. Buyer and Seller will each complete and file with the Internal Revenue Service (in the manner required by Section 1060 of the Code and the regulations promulgated thereunder) an "Asset Acquisition Statement" on IRS Form 8594 covering the transactions contemplated by this Agreement in a manner consistent with this Agreement. The Purchase Price for the Assets shall be allocated pursuant to Exhibit 4.10, the "Purchase Price Allocation Sheet." In addition, neither Buyer nor Seller will, without the consent of the other, take a position for tax purposes inconsistent with such Asset Acquisition Statement in a claim for refund or otherwise.

Section 4.11 Adverse Actions. Seller will not directly or indirectly take any of the actions which it warranted in Section 2.13 that it had not taken during the period between December 31, 1999 and the date hereof. Seller shall not declare or pay any distribution or other dividend to its shareholders between the date hereof and the Closing Date; provided, however, that Seller, on or prior to the Closing Date, may pay any declared but unpaid distributions or dividends listed in Exhibit 2.13 hereof, and may declare and pay distributions and dividends for the period between the date hereof and the Closing Date determined in accordance with generally accepted accounting principles applied on a basis consistent with that Seller's applications in prior years. Between the date hereof and the Closing Date, Seller will not operate the Business other than in the ordinary course consistent with past practices unless otherwise directed by Buyer, including, without limitation, past practices with regard to inventory buildup and depletion and pricing, and will not make any change in any method of accounting, including, without limitation, any change in the depreciation or amortization policies or rates theretofore adopted by Seller.

Section 4.12 Negotiations. Unless this Agreement is terminated pursuant to the provisions herein, Seller, its officers, directors, employees and other agents shall not, directly or indirectly, (i) take any action to solicit or initiate any "Acquisition Proposal" (as hereinafter defined), or (ii) continue, initiate or engage in discussions or negotiations with, or disclose any non-public information, other than in the ordinary course of business, relating to the Company or afford access to any other person or entity except the Buyer and their respective representatives. The term "Acquisition Proposal" as used herein means any offer, proposal or indication of interest in (a) the acquisition of the company or substantially all of its assets, (b) a merger, consolidation or other business combination in which the Company does to survive, or (c) the acquisition of any of the capital stock of the Company. The Seller shall promptly advise Buyer of any individual or entity expressing an interest in acquiring an interest in the Assets of Seller or the capital stock of Seller.



ARTICLE 5
COVENANTS OF BUYER

Buyer covenants and agrees with Seller as follows:

Section 5.1 Payment of Liabilities Assumed. Buyer shall pay and discharge all the Assumed Liabilities, when and as the same shall become due and payable or dischargeable.

Section 5.2 Confidentiality. Buyer acknowledges and agrees that all information regarding Seller, the Assets, the Business or the Assumed Liabilities, whether written or oral, made available to Buyer is confidential information (the "Confidential Information"). In exchange for Seller making the Confidential Information available to Buyer, Buyer agrees that neither it nor its employees, contractors, officers, directors, lawyers, accountants or agents will disclose any of the Confidential Information to any other person other than prospective financing sources and their employees and representatives, without Seller's prior written consent. If this Agreement is terminated, Buyer shall return to Seller the written Confidential Information and all copies thereof and the provisions of this Section 5.2 shall remain fully applicable to Buyer.

Section 5.3 Further Assurances. Subsequent to the date hereof, Buyer shall forthwith, at its expense, render such assistance as Seller may reasonably require to orderly consummate and finalize the transactions contemplated herein, including, without limitation, executing and delivering such other documents as may be reasonably calculated to effectuate the intentions of the parties in entering into the transactions contemplated by this Agreement.

Section 5.4 Tax Matters. Buyer and Seller will each complete and file with the Internal Revenue Service (in the manner required by Section 1060 of the Code and the regulations promulgated thereunder) an "Asset Acquisition Statement" on IRS Form 8594 covering the transactions contemplated by this Agreement in a manner consistent with this Agreement. The Purchase Price for the Assets shall be allocated pursuant to Exhibit 4.10, the "Purchase Price Allocation Sheet." In addition, neither Buyer nor Seller will, without the consent of the other, take a position for tax purposes inconsistent. with such Asset Acquisition Statement in a claim for refund or otherwise.

Section 5.5 Operation and Notification. Between the date hereof and the Closing Date, Buyer will not deliberately take any action that would cause any representation or warranty of Buyer contained herein to be untrue or incorrect in any material respect. Between the date hereof and the Closing Date, Buyer shall give prompt notice to Seller of any facts, occurrence or matter with respect to which Buyer obtains knowledge which would cause any of the representations, warranties or covenants of Buyer set forth herein to be untrue or incorrect in any material respect.




ARTICLE 6
THE CLOSING

Section 6.1 Time and Place of Closing. The "Closing" under this Agreement shall take place at the offices of Spain & Gillon, L.L.C. in Birmingham, Alabama, on June ___, 2000, or at such other location as the parties may agree, or by the execution and delivery of the closing documents by a courier agreed to by the parties.

Section 6.2 Closing Date. For purposes of this Agreement, the term "Closing Date" shall mean the date on which the Closing shall occur. The consummation of all of the transactions at the Closing shall be deemed to have occurred as of the close of business on the Closing Date, or at such different time and place upon which the parties may subsequently agree in writing.

Section 6.3 Conditions to the Obligations of Buyer. The obligations of Buyer to purchase the Assets and to assume the Assumed Liabilities shall be subject to the fulfillment at or prior to the Closing of each of the following conditions precedent:

(a) Correctness of Representations and Warranties; Compliance. All representations and warranties of Seller contained in this Agreement shall be true and correct at and as of the Closing Date with the same force and effect as though made at and as of the Closing Date, and Seller shall have performed and complied with all of the obligations and conditions with respect to which this Agreement requires performance or compliance by Seller at or prior to the time of Closing. Seller will deliver to Buyer a certificate dated the date of the Closing, as to the fulfillment of the matters described in this Section 6.3(a).

(b) Financing. Buyer shall have obtained financing to implement the transactions provided for in this Agreement and to provide sufficient working capital on such terms and conditions as are acceptable to Buyer.

(c) Approvals and Consents. All approvals, consents, waivers, exemptions, and other actions that are necessary in connection with the consummation of the transactions contemplated by this Agreement, including, without limitation, third party consents to the transfer to Buyer of properties, franchises, agreements, leases, contracts, rights and commitments that are material to the Business shall have been duly given, taken, made, transferred or obtained, as the case may be, shall be in full force and effect on the Closing Date.


(d) Due Diligence; Exhibits. Buyer shall have received from Seller all information available to Seller that is requested by Buyer promptly after the date hereof, and Buyer, upon review of such matters related to Seller, its assets, liabilities, financial condition, Business, prospects or relations with third parties as it shall deem necessary or appropriate (in which review Seller shall cooperate), shall not have learned of any fact or matter that, in the good faith determination of Buyer, causes Buyer to be dissatisfied in any material respect with the transactions contemplated by this Agreement.

(e) Employment Agreements. Each of Joe Clark, Shirley Coltrane, Jeff Hill, shall have entered into five-year employment agreements with Buyer, and O.K. Hogan shall have entered into a one-year employment agreement with Buyer, said employment agreements to be substantially in the form attached as Exhibit 6.3(e) hereto.

(f) Non-Competition and Non-Solicitation Agreement. Seller acknowledges that a major component of this Agreement for Buyer is the exclusive right to manufacture, distribute, and sell Seller's products in the United States and throughout the world, the exclusive right to sell Seller's products and services and similar products and services to Seller's existing customers, and the exclusive right to use the services of the four employees signing employment agreements under Section 6.3(e). On the Closing Date, Joe Clark and O.K. Hogan shall have entered into a Non-Competition and Non-Solicitation Agreement which shall be consistent with said objectives and substantially in the form of
Exhibit 6.3(f) hereto, prohibiting Seller and its shareholders from participating in a business which competes in activity with the Buyer for a period of five (5) years. (g) Purchase of WinsLoew Furniture, Inc. Equity. Seller acknowledges that a major component of this Agreement for Buyer is Joe Clark's purchase of WinsLoew Furniture, Inc. equity. On the Closing Date, Joe Clark shall have purchased $250,000 of WinsLoew Furniture, Inc. common equity at the price of $124.34 per share and Mr. Clark shall have executed a shareholders and subscription agreement substantially in the form of Exhibit 6.3(g).

(h) Satisfaction of Buyer and Its Counsel. All proceedings to be taken in connection with the consummation of the transactions contemplated by this Agreement, and all documents incident thereto, shall be satisfactory in form and substance to Buyer and its counsel, and Buyer and its counsel shall have received copies of such documents as its counsel may reasonably request in connection with said transactions, including without limitation, an opinion from counsel for Seller, addressed to Buyer and the Buyer's Lender and dated the Closing Date, in form and substance satisfactory to counsel for Buyer and in substantially the form of Exhibit 6.3(h) hereto.

(i) No Material Adverse Change. There shall not have occurred any material adverse change in the Assets or the assets, revenues, liabilities (whether absolute, accrued, contingent or otherwise), or operations of the Business between the date hereof and the Closing Date, and Seller shall have delivered to Buyer a certificate dated as of the Closing Date certifying to such effect.

(j) Consent of Landlord to Remove Assets. The Seller shall have delivered to Buyer a written consent to remove the Assets executed by Seller's landlord as to each location where any of the Assets are located, along with a written waiver executed by the landlord as to any fixture rights, encumbrances, or liens relating to the Assets.

Section 6.4 Conditions of Obligations of Seller. The obligations of Seller to sell, convey, transfer, assign, set over and deliver the Assets shall be subject to the fulfillment at or prior to the time of Closing of each of the following conditions precedent:

(a) Correctness of Representations and Warranties; Compliance. All representations and warranties of Buyer contained in this Agreement shall be true and correct at and as of the time of Closing, with the same force and effect as though made at and as of the time of Closing and Buyer shall have performed and complied with all of the obligations and conditions with which this Agreement requires performance or compliance by it at or prior to the time of Closing. Buyer will deliver to Seller its certificate dated the Closing Date as to the fulfillment of the conditions set forth in this Section 6.4(a).

(b) No Proceedings. No proceeding or formal investigation by any governmental authority or agency and no proceeding by any other person or entity shall have been commenced with respect to any of the transactions contemplated in this Agreement or the consummation thereof.

(c) Approvals and Consents. All approvals, consents, waivers, exemptions, and other actions that are necessary in connection with the consummation of the transactions contemplated by this Agreement, shall have been duly given, taken, made, transferred or obtained, as the case may be, shall be in full force and effect on the Closing Date, and copies evidencing the same shall have been supplied to Seller.

Section 6.5 Deliveries By Seller. At the Closing, Seller shall execute, acknowledge (if appropriate), and deliver to Buyer, in addition to all other items specified elsewhere in this Agreement, the following:

(a) such instruments of sale, conveyance, transfer, assignment, endorsement, direction or authorization as will be sufficient or requisite to vest in Buyer, its successors and assigns, all right, title and interest (which title and interest shall be good and marketable except for Permitted Encumbrances) in and to the Assets; and

(b) the various certificates, instruments and documents referred to in this Agreement, including without limitation, Section 6.3 of this Agreement.

(c) a copy of the resolution of Seller's Board of Directors and Shareholders, certified as of the Closing Date by the secretary or an assistant secretary of Seller, duly authorizing the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby; and


(d) a certificate dated not more than thirty (30) days prior to the Closing Date from the appropriate authority of the state in which Seller is incorporated as to its existence and good standing and as to the payment of any and all franchise and similar taxes due;

(e) possession of the Assets.


Section  6.6  Deliveries  By  Buyer.  At  the  Closing,   Buyer  shall  execute,
acknowledge (if appropriate), and deliver to Seller, in addition to all other items specified elsewhere in this Agreement, the following:

(a) the Purchase Price paid in accordance with Section 1.6 of this Agreement;

(b) the various certificates, instruments, and documents referred to in this Agreement, including, without limitation, Section 6.4 of this Agreement;

(c) the documents evidencing the assumption by Buyer of the Assumed Liabilities.

(d) a copy of the resolution of Buyer's Board of Directors and Shareholders, certified as of the Closing Date by the secretary or an assistant secretary of Buyer, duly authorizing the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

ARTICLE 7
INDEMNIFICATION

Section 7.1 Indemnification by Seller. It is understood and agreed that Buyer does not assume and shall not be obligated to pay any liabilities of Seller under the terms of this Agreement or otherwise, except for the Assumed Liabilities, and shall not be obligated to perform any obligations of Seller of any kind or manner except for the Assumed Liabilities. Seller hereby agrees to indemnify and hold Buyer, its successors and assigns, harmless from and against:


(a) Any and all claims, liabilities and obligations of Seller (other than the Assumed Liabilities) of every kind and description, contingent or otherwise, known or unknown, direct or indirect, matured or unmatured, arising from or related to the operation of the Business prior to or through the Closing Date hereunder, including, without limitation, any and all claims, liabilities and obligations arising or required to be performed under any lease, contract or agreement not assumed by Buyer hereunder, claims for violation of any statutes, laws, regulations, rules, ordinances or orders of any authority, whether federal, state or local, tax claims or tax liens, labor relation claims, OSHA related claims, EEOC related claims, employee benefit claims, ERISA related claims, employee claims, environmental, health and safety claims, EPCRA related claims, product warranty, product return and product liability claims for products sold prior to or through the Closing Date, medical, dental and workers' compensation claims, computer software license claims, claims for personal injury, claims for injury to property, claims for breach of contract, claims for compensatory damages, claims for punitive damages, creditor claims, claims by lenders, claims on accounts, claims for unpaid debts, and any and all claims by Seller's shareholders.

(b) Any and all damage or loss incurred by Buyer resulting from Seller's failure to pay federal, state or local taxes;

(c) Any and all damage or loss incurred by Buyer resulting from any misrepresentation or breach of warranty by Seller in this Agreement, from any nonfulfillment by Seller of any agreement, covenant or obligation of Seller contained in this Agreement, or from any misrepresentation in or omission from any certificate or other instrument furnished to Buyer pursuant to this Agreement or in connection with any of the transactions contemplated hereby; and

(d) Any and all actions, suits, proceedings, damages, assessments, judgments, costs and expenses, including reasonable attorneys' fees, incurred by Buyer as a result of Seller's failure or refusal to compromise or defend any claim incident to the foregoing provisions.

Any amounts payable by the Seller under this Section 7.1 shall first be satisfied by resort to the Escrow Funds pursuant to the terms of the Escrow Agreement and only after the Escrow Funds have been exhausted or distributed in accordance with the Escrow Agreement shall the Seller be obligated to make any further payment under this Section 7.1.


Section 7.2 Notice to Seller. If any claim or liability shall be asserted against Buyer, or Buyer otherwise incurs any damage or loss, in either case which would give rise to a claim by Buyer against Seller for indemnification under the provisions of this Article 7, Buyer shall promptly notify Seller in writing of the same and Seller shall be entitled at its own expense to compromise or defend any such claim.

Section 7.3 Indemnification By Buyer. Buyer hereby agrees to indemnify and hold Seller, its respective successors and assigns, harmless from and against:

(a) Any and all claims, liabilities and obligations of every kind and description, contingent or otherwise, arising from or relating to the operation of the Business subsequent to the Closing Date;

(b) Any and all damage or loss incurred by Seller resulting from Buyer's failure to satisfy the Assumed Liabilities;

(c) Any and all damage or loss incurred by Seller resulting from any misrepresentation or breach of warranty by Buyer in this Agreement or any nonfulfillment by Buyer of any agreement, covenant or obligation of Buyer contained in this Agreement, or assumed or required to be assumed by Buyer under this Agreement, or from any misrepresentation in or omission from any certificate or other instrument furnished to Seller pursuant to this Agreement or in connection with any of the transactions contemplated hereby;

(d) Any and all actions, suits, proceedings, damages, assessments, judgments, costs and expenses, including reasonable attorneys' fees, incurred by Seller as the result of Buyer's failure or refusal to defend or compromise any claim incident to any of the foregoing provisions.


Section 7.4 Notice to Buyer. If any claim or liability shall be asserted against Seller or Seller otherwise incurs any damage or loss, in either case which would give rise to a claim by Seller against Buyer for indemnification under the provisions of this Article 7, Seller shall promptly notify Buyer of the same and Buyer shall be entitled at its own expense to compromise or defend any such claim.

Section 7.5 Deadline for Indemnification Claims. All claims for indemnification under this Article must be made within two years of the Closing Date . A claim is deemed to be made on the date when notice is provided as required under this
Article 7.

ARTICLE 8
TERMINATION

Section 8.1 Termination of This Agreement. This Agreement and the transactions contemplated by it may be terminated:

(a) By the mutual consent of Buyer and Seller at any time;

(b) By Buyer, in the event of a breach by Seller of any of its representations, warranties or covenants hereunder prior to the Closing, which is not cured within fifteen (15) days after written notice from Buyer, and provided that, at the time of such termination, Buyer shall not be in breach of any of its representations, warranties or covenants and, if such termination occurs on the Closing Date, all other conditions to Seller's obligations specified in Section
6.4 of this Agreement shall have been satisfied; or

(c) By Seller, in the event of a breach by Buyer of any of its representations, warranties or covenants hereunder prior to the Closing, which is not cured within fifteen (15) days after written notice from Seller, provided that, at the time of such termination, Seller shall not be in breach of any of its representations, warranties or covenants and, if such termination occurs on the Closing Date, all other conditions to Buyer's obligations specified in Section
6.3 of this Agreement shall have been satisfied.

Section 8.2 Notice of Termination. Notice of termination of this Agreement, as provided for herein, shall be given by the terminating party to the other party in accordance with Section 9.4 of this Agreement.

Section 8.3 Effect of Termination. In the event of a termination of this Agreement pursuant to this Article 8, this Agreement shall, except as specifically provided herein, become void and of no further effect, and each party shall pay the costs and expenses incurred by it in connection with this Agreement and, except as otherwise provided herein, no party shall be liable to any other party for any costs, expenses, damages or loss hereunder, so long as any such party is not in default or breach of its obligations hereunder at the time of said termination.

ARTICLE 9
MISCELLANEOUS


Section 9.1 Expenses. All expenses incurred by or on behalf of Seller on the one hand, or Buyer on the other, in connection with the negotiation, execution and performance of this Agreement, including, without limitation, legal and accounting fees and expenses (collectively, the "Transaction Expenses"), shall be paid by the party incurring such Transaction Expenses whether or not the transactions contemplated in this Agreement are consummated.

Section 9.2 Risk of Loss. Seller assumes all risk of destruction, loss or damage to the Assets due to fire or other casualty up to and including the Closing Date. In the event of force majeure resulting in the destruction or substantial impairment of Assets with a book value on the books and records of Seller of greater than $100,000, Buyer shall have the option to terminate this Agreement, or postpone the closing until Seller repairs, replaces or restores the damaged Assets. In any such event set forth in this Section 9.2, if Buyer does not terminate this Agreement, Buyer shall have the benefit by assignment or otherwise of all insurance proceeds payable by reason of any such destruction, loss or damage to the Assets, except to the extent such proceeds are to reimburse Seller for amounts originally spent by Seller to repair or replace such Assets.

Section 9.3 Transfer Taxes. Seller shall pay all sales, use, transfer, and recordation and documentary taxes and fees arising out of the transfer of the Assets.

Section 9.4 Notices. Any notice to a party hereto pursuant to this Agreement shall be in writing and shall be given by delivery in person, by certified or registered mail, by facsimile or transmittal, or by a nationally recognized courier, addressed as follows:

If to Seller, then to:


______________________
______________________
______________________
Fax: (___)__________




with a copy to:

______________________
______________________
______________________
Fax: (___)__________



If to Buyer, then to:


Loewenstein, Inc. Attn: Bobby Tesney 160 Village Street Birmingham, Alabama 35242 Fax: (205) 408-7028 Any notice hereunder shall be deemed delivered when placed in the mails so addressed (or to such other address as any party hereto shall advise the other in writing), with postage prepaid, or when transmitted and confirmation of such transmission has been received.

Section 9.5 Table of Contents; Captions. The table of contents and the captions and other headings contained in this Agreement as to the contents of particular articles, sections, paragraphs or other subdivisions contained herein, or to the Exhibits, are inserted for convenience of reference only and are in no way to be construed as part of this Agreement or as limitations on the scope of the particular articles, sections, paragraphs or other subdivisions to which they refer and shall not affect the interpretation or meaning of this Agreement.

Section 9.6 Incorporation of Appendices and Exhibits. Except as otherwise expressly stated, each reference in this Agreement to an "Exhibit" refers to an Exhibit to this Agreement. This Agreement shall be deemed to have incorporated by reference all of the Exhibits referred to herein to the same extent as if such Exhibits were fully set forth herein. Each reference herein to "this Agreement" or "the Agreement" shall be construed to include each such Exhibit.

Section 9.7 Entire Agreement and Amendment. This Agreement and the Exhibits hereto represent the entire understanding and agreement among, the parties with respect to the subject matter hereof and shall supersede any prior agreements and understanding between the parties with respect to that subject matter. This Agreement may not be waived, extended, amended, supplemented or modified orally, but only by a written instrument signed by the party against whom enforcement of any such waiver, extension, amendment, supplement or modification is sought.

Section 9.8 Severability. In the event any provision or portion of this Agreement is deemed to be invalid or unenforceable, in whole or in part, for any reason, the remainder thereof shall not be invalidated or rendered unenforceable or otherwise adversely affected.


Section 9.9 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of and be enforceable by and against the parties hereto, and their respective estates, successors, legal or personal representatives, heirs, distributees, designees and assigns. This Agreement cannot be assigned by Seller without the prior written consent of Buyer. This Agreement cannot be assigned by Buyer without the prior written consent of Seller. If Seller consents to Buyer's assignment of this Agreement to a corporation or other entity, said assignee shall agree in writing to be bound by the terms of this Agreement, and upon such assignment, Buyer shall be remain personally liable for any liability or obligation arising under or by virtue of this Agreement. No party other than the parties hereto and their respective successors and assigns shall have any rights or interests under this Agreement, nor shall there be any intended or incidental third party beneficiaries of this Agreement.

Section 9.10 Governing Law. This Agreement shall be controlled, construed and enforced in accordance with the laws of the State of Florida, without regard to principles governing conflicts of law.

Section 9.11 Counterparts. This Agreement may be executed simultaneously and in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 9.12 Attorneys Fees. In the event of a dispute between or among any of the parties hereto arising out of or related to this Agreement or the interpretation or enforcement of this Agreement, the prevailing party or parties shall be entitled to recover reasonable attorney's fees, costs and expenses from the other party or parties.

Section 9.13 Public Announcements. No public announcements or press releases of the terms of this Agreement shall be made prior to the Closing Date. After the Closing, either Seller or Buyer may make such public announcements or press releases with the prior written consent of the other, which consent shall not be unreasonably withheld or delayed.

Section 9.14 Survival. Except as provided to the contrary herein, the provisions hereof which are to be performed after the Closing Date and the several covenants, agreements, representations and warranties of the parties contained herein shall survive the Closing hereunder.

Section 9.15 Bulk Sales Laws. Seller and Buyer agree to waive compliance in all respects with the requirements of the bulk sales or bulk transfer laws of any jurisdiction which may be applicable to the transactions contemplated by this Agreement, except as required by the U.S. Small Business Administration. Seller and its shareholders hereby jointly and severally agree to indemnify and hold Buyer harmless from and against any and all claims, losses, damages, costs, expenses or liabilities which Buyer may incur or be subjected to or which may be asserted against Buyer by reason of Seller's failure to comply in any respect with the requirements of applicable bulk sales or bulk transfer laws with respect to any liabilities not included in the Assumed Liabilities.

Section 9.16 Arbitration. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration in accordance with the Rules of the American Arbitration Association, and judgment upon the award may be entered in any Court having jurisdiction thereof. Seller and Buyer expressly waive the right to a trial by jury of any controversy or claim arising out of or relating to this Agreement.



























IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed
on   their   respective   behalves   by   their   respective   duly   authorized
representatives, all as of the date and year first above written.

SELLER: STUART-CLARK, INC.


_________________________________
By:______________________________
Its President

STUART-CLARK OFFICE FURNITURE DIVISION, INC.


_________________________________
By:______________________________
Its President



STUART-CLARK MANUFACTURING, INC.


_________________________________
By:______________________________
Its President

BUYER: LOWENSTEIN, INC.



_________________________________
By: Bobby Tesney
Its Chief Executive Officer